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                                                          EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Zitel Corporation on Form S-8 (File No.'s 33-40361 and 33-47697) of our reports dated October 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
San Jose, California
December 19, 1997




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